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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Amylin Pharmaceuticals, Inc. to be filed on or about December 11, 2003 and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Diego, California
December 11, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS